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                                                                     EXHIBIT 4.1


================================================================================







                          NOBLE DRILLING CORPORATION

                                      to

                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   Trustee





                                  INDENTURE





                           Dated as of July 1, 1996

                                 $125,000,000

                         9-1/8% Senior Notes due 2006







================================================================================

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                               TABLE OF CONTENTS

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                                                            ARTICLE I

                                                 Definitions and Other Provisions
                                                      of General Application

SECTION 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.02.    Incorporation by Reference to Trust Indenture Act  . . . . . . . . . . . . . . . . . . 25
SECTION 1.03.    Compliance Certificate and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.04.    Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.05.    Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 1.06.    Notices, etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 1.07.    Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 1.08.    Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 1.09.    Effect of Headings and Table of Contents   . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.10.    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.11.    Severability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.12.    Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.13.    Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 1.14.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29


                                                            ARTICLE II

                                                          Form of Notes

SECTION 2.01.    Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.02.    Form of Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 2.03.    Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . . 36


                                                           ARTICLE III

                                                            The Notes

SECTION 3.01.    Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 3.02.    Authorized Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 3.03.    Execution, Authentication, Delivery and Dating . . . . . . . . . . . . . . . . . . . . 37




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
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
SECTION 3.04.    Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 3.05.    Paying Agent To Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 3.06.    Registrar; Registration, Registration of Transfer
                      and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 3.07.    Mutilated, Destroyed, Lost and Stolen Notes  . . . . . . . . . . . . . . . . . . . . . 40
SECTION 3.08.    Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . . . . . . . . 41
SECTION 3.09.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.10.    Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.11.    Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.12.    CUSIP Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.13.    Book-Entry Provisions for Global Note  . . . . . . . . . . . . . . . . . . . . . . . . 42


                                                            ARTICLE IV

                                                    Satisfaction and Discharge

SECTION 4.01.    Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 4.02.    Deposited Moneys and U.S. Government Obligations
                      To Be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 4.03.    Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 4.04.    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46


                                                            ARTICLE V

                                                             Remedies

SECTION 5.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . . . . 48
SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement
                      by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 5.04.    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 5.05.    Trustee May Enforce Claims without Possession of the
                      Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 5.06.    Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 5.07.    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51




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
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
SECTION 5.08.    Unconditional Right of Holders to Receive Principal,
                      Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 5.09.    Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 5.10.    Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 5.11.    Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 5.12.    Control By Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 5.13.    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 5.14.    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 5.15.    Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 53


                                                        ARTICLE VI

                                                       The Trustee

SECTION 6.01.    Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.02.    Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 6.03.    Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.04.    Not Responsible for Recitals or Issuance of Notes  . . . . . . . . . . . . . . . . . . 56
SECTION 6.05.    May Hold Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.06.    Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.07.    Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.08.    Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.09.    Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.10.    Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . 57
SECTION 6.11.    Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.12.    Merger, Conversion, Consolidation or Succession
                       to Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.13.    Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . 60


                                                           ARTICLE VII

                                                  Holders' Lists and Reports by
                                                       Trustee and Company

SECTION 7.01.    Company To Furnish Trustee Names and Addresses
                       of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
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
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
SECTION 7.02.    Preservation of Information; Communications to Holders . . . . . . . . . . . . . . . . 60
SECTION 7.03.    Reports by the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 7.04.    Reports by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61


                                                           ARTICLE VIII

                                                Consolidation, Merger, Conveyance,
                                                        Lease or Transfer

SECTION 8.01.    Company May Consolidate, etc., Only on Certain Terms . . . . . . . . . . . . . . . . . 61
SECTION 8.02.    Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . 63


                                                            ARTICLE IX

                                                     Supplemental Indentures

SECTION 9.01.    Supplemental Indentures without Consent of Holders . . . . . . . . . . . . . . . . . . 63
SECTION 9.02.    Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . . . . . . . . 64
SECTION 9.03.    Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 9.04.    Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 9.05.    Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 9.06.    Reference in Notes to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . 65


                                                            ARTICLE X

                                                            Covenants

SECTION 10.01.   Payment of Principal, Premium and Interest . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 10.02.   Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 10.03.   Money for the Note Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . 66
SECTION 10.04.   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 10.05.   Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 10.06.   Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 10.07.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 10.08.   Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . 67




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
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
SECTION 10.09.   Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 10.10.   Limitation on Subsidiary Indebtedness and Preferred Stock  . . . . . . . . . . . . . . 69
SECTION 10.11.   Limitation on Dividends and Other Payment Restrictions
                      Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 10.12.   Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 10.13.   Limitation on Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 10.14.   Limitation on Sale and Lease-Back Transactions . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.15.   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.16.   Certificate as to Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.17.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
SECTION 10.18.   Changes to NN-1 Agreement of Limited Partnership . . . . . . . . . . . . . . . . . . . 76
SECTION 10.19.   Certain Covenants Suspended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76


                                                            ARTICLE XI

                                                           Redemptions

SECTION 11.01.   Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 11.02.   Selection of the Notes To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 11.03.   Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 11.04.   Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
SECTION 11.05.   Deposit of Redemption Price on Redemption  . . . . . . . . . . . . . . . . . . . . . . 78
SECTION 11.06.   Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78

Schedule 1.01A   Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Schedule 1.01B   Existing Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Schedule 10.11   Existing Encumbrances or Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . 82




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            INDENTURE dated as of July 1, 1996, between NOBLE
      DRILLING CORPORATION, a Delaware corporation (the "Company") having its principal office at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042 and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee hereunder (the "Trustee"), having its Corporate Trust Office at 600 Travis, 8th Floor, Houston, Texas 77002.


                            RECITALS OF THE COMPANY

            The Company has duly authorized the creation and issue of its 9-1/8% Senior Notes due 2006 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their respective terms, have been done.


            NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Notes of the Holders (as defined herein):


                                   ARTICLE I

                        Definitions and Other Provisions
                             of General Application

            SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

            (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Act" when used with respect to any Holder has the meaning specified in Section 1.05.

            "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds 10% or more of the Voting Stock of such specified Person or a subsidiary of such specified Person or (iii) of which 10% or more of the Voting Stock is beneficially owned or held by such specified Person or a subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Members" has the meaning specified in Section 3.13.

            "Appraised Value" means (i) with respect to property, equipment, or other Consolidated Tangible Assets consisting of investments or other tangible financial assets (excluding cash, cash equivalents and investments in marketable securities) without a readily determinable market value, the Fair Value of such Properties as determined within 60 days of the date of the transaction giving rise to the need to calculate Appraised Value by means of a written appraisal or valuation report by a nationally recognized investment banking firm, independent appraisal firm or marine surveyor, in each case, (a) specializing in, or having a specialty in, valuing or appraising Property of the Company and the Subsidiaries of the type to be appraised or valued and (b) that is not an Affiliate of the Company, (ii) with respect to marketable securities of the Company and the Subsidiaries with a readily determinable market value, the market value of such assets, as determined within five trading days of the date of the transaction giving rise to the need to calculate Appraised Value, and as determined by reference to a published or otherwise readily accessible market data source selected in good faith by the Company, (iii) with respect to cash and cash equivalents of the Company and the Subsidiaries, the carrying value thereof reflected in the accounting records of the Company and (iv) with respect to all other Consolidated Tangible Assets of the Company and the Subsidiaries, the Fair Value of such assets, as determined in good faith by the Board of Directors; provided, however, that written appraisals or valuation reports shall not be required in respect of any Consolidated Tangible Assets of the Company and the Subsidiaries described in clause (i) of this definition to the extent that the Company determines in good faith the Fair Value of such unappraised or unvalued assets and the aggregate Fair Value of such assets does not exceed $25,000,000.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale and Lease-back Transaction (other than a Sale and Lease-back Transaction that results in the creation or incurrence of a Capital Lease Obligation of the Company or any Subsidiary) or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer") by the Company or any Subsidiary to any Person other than the Company or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary or (ii) any other Property or assets of the Company or any Subsidiary, other than (a) sales of inventory in the ordinary course of business of the Company and the Subsidiaries and consistent with past practices, (b) sales of obsolete or worn out equipment in the ordinary course of business, (c) sales of directors' qualifying shares in a Subsidiary, (d) any charter (bareboat or otherwise) or other lease of Property entered into by the Company or any Subsidiary in the ordinary course of business, other than any charter or lease that provides for acquisition of such Property by the charterer or lessee during or at the end of the term thereof, (e) the issuance by the Company of its Capital Stock, (f) sales in the ordinary course of business of drill pipe and associated equipment utilized in connection with a drilling contract for the employment of a drilling rig, (g) a Restricted Payment permitted by Section 10.08 hereof, (h) a Change of Control, (i) any transfer in a transaction or series of related transactions of Properties (other than a transfer specifically permitted under clause (a) through (h), (j) or (k) of this definition) having an aggregate Fair Value of less than $500,000, (j) any sale or sales of land drilling rigs or barge drilling rigs of the Company or any Subsidiary owned as of the Issue Date (or any subsequent disposition of any non-cash consideration received by the Company or any Subsidiary in any such sale or sales), (k) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs and related equipment for one or more other drilling rigs and related equipment owned or held by another Person that is not an Affiliate of the Company but only to the extent that the Fair Value of the Property traded or exchanged by the Company or a Subsidiary (other than cash or cash equivalents) is reasonably equivalent to the Fair Value of the Properties (together with cash or cash equivalents not to exceed 15 percent of such Fair Value) to be received by the Company or such Subsidiary as determined by the Board of Directors, provided that if cash and cash equivalents to be received by the Company or such Subsidiary is greater than 15 percent of the Fair Value of the Properties to be received, the trade or exchange shall be treated as an Asset Sale only to the extent that such cash and cash equivalents exceed the 15 percent amount and (l) the disposition of shares of Capital Stock of Offshore Logistics, Inc. and of Century Drilling Limited owned by the Company or any Subsidiary on the Issue Date. An Asset
Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets, other than as provided for in clause (ii) (f) of the preceding sentence of this definition.

            "Asset Sale Offer" has the meaning specified in Section 10.13(b).

            "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

            "Bankruptcy Code" means the United States Bankruptcy Code, Title 11 of the United States Code.

            "Board of Directors" means either the board of directors of the Company, or (except for purposes of the definitions of "Change of Control" and "Continuing Director") any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each day other than a Saturday or Sunday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York, or the location of the Corporate Trust Office are authorized or obligated by law, executive order or regulation to remain closed.

            "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

            "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

            "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" shall be deemed to include, for a period not to exceed 12 months from the related Asset Sale, noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated at least "BBB-" by S&P and at least "Baa3" by Moody's or having a comparable rating from the successors of each of such Rating Agencies or (ii) other Indebtedness or publicly traded Capital Stock of a Person if (x) the lowest rated long-term, unsecured debt obligation issued by such Person is rated at least "BBB-" by S&P and at least "Baa3" by Moody's or having a comparable rating from the successors of each of such Rating Agencies or (y) in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of

$100,000,000 and long-term unsecured debt obligations rated at least "A-" by S&P and at least "A3" by Moody's or having a comparable rating from the successors of each of such Rating Agencies.

            "Change of Control" means (i) a determination by the Company that any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange
Act) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company, (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the property of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary), (iv) the liquidation or dissolution of the Company or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

            "Change of Control Offer" has the meaning given such term in
Section 10.12.

            "Change of Control Payment Date" has the meaning given such term in
Section 10.12.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice Chairman or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated Asset Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Asset Coverage Ratio (the "Measurement Date") and after giving pro forma effect to the incurrence of any Project Finance Indebtedness on the

Measurement Date, the ratio of (i) the aggregate Appraised Value of the Consolidated Tangible Assets of the Company (other than accounts receivable, inventory, and the Properties of the Company and its Subsidiaries described in this Section 1.01 under clause (xix) of the definition of "Permitted Liens" as of the Measurement Date) that are not, and will not be, subject to any Lien (other than Permitted Liens of the type described in this Section 1.01 under clauses (vii), (viii) and (ix) of the definition of "Permitted Liens") to (ii) the aggregate principal amount of the Notes plus the aggregate principal amount of unsecured Indebtedness of the Company and its Subsidiaries for borrowed money that is pari passu in right of payment to the Notes, in each case outstanding as of the Measurement Date.

            "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP.

            "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the sum of (a) the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") and (b) with respect to any fiscal quarter ending prior to April 1, 1996, and the period from April 1, 1996 to the Issue Date included in the calculation set forth in clause (a) above, the EBITDA for any such quarter or period attributable to the Neddrill Assets to (ii) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries reasonably expected by the Company to be outstanding on the Transaction Date and reasonably expected by the Company to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest-Swap Obligation which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided, further, that any Consolidated Interest Expense with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such debt was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such period.

            "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest-Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period, (ii) dividends on preferred stock (other than dividends on the Preferred Stock) of such Person (and of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash, (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP, (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation), (v) to the extent any debt of any other Person is Guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP and (vi) with respect to any fiscal quarter ending prior to April 1, 1996, an amount equal to quarterly interest expense accrued in respect of the Notes had such Notes been outstanding in the amount issued on the Issue Date during the entirety of such fiscal quarter.

            "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carryforwards and alternative minimum tax credits), (iii) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock actually paid to such specified Person or a subsidiary thereof by any other Person during such period, the net income (or loss) of such other Person other than a subsidiary of such specified Person, (iv) the net income of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (v) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vi) the effect of the adoption of Statement of Financial Accounting Standards No. 106 to the extent expenses recognized pursuant to such adoption exceed the amount with respect to such expenses which would have been recognized during such period using the "pay as you go" accounting method, (vii) any charge against income for impairment or write-down of long-lived assets of the Company or any Subsidiary made in accordance with Statement of Financial Accounting Standards No. 121 and (viii) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person or any Affiliate thereof, instrument held by a Person other than by such specified Person or any Affiliate thereof, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person.

            "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

            "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person and any of its subsidiaries.

            "Consolidated Tangible Assets" of any Person means, as of any date, the sum of the Property of such Person and its subsidiaries on a consolidated basis at such date, after eliminating intercompany items, and after deducting from such total, without duplication, (i) all Property that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof), and (ii) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

            "Continuing Director" means an individual who (i) is a member of the Board of Directors and (ii) either (a) was a member of the Board of Directors on the Issue Date or (b) whose nomination for election or election to the Board of Directors was approved by a vote of at least 66-2/3% of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this instrument, located at 600 Travis, 8th Floor, Houston, Texas 77002. For purposes of Section 10.02 hereof, the Corporate Trust Office shall include the office of the Trustee's agent located on the date of execution of this Indenture at 55 Water Street, North Bldg., Room 234, Windows 20 & 21, New York, New York 10041.

            "corporation" includes corporations, limited liability companies, associations, companies and business trusts.

            "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

            "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 3.08.

            "Depository" means The Depository Trust Company, its nominees and their respective successors, or such other clearing agency registered under the Exchange Act that is designated by the Company to act as Depository for the Global Notes.

            "Determination Period" has the meaning specified in this Section
1.01 under the definition of "Consolidated Interest Coverage Ratio."

            "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of Holders to receive, from the trust funds described in clause (b)(A) of Section 4.01, payment of the principal of, premium, if any, and the interest on Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 3.06, 3.07, 4.02, 6.07, 6.10, 10.01 and 10.02, (iii) the
Company's obligations with respect to the Notes under Sections 10.12 and 10.13, in each case with respect to the obligation to make offers to purchase Notes which obligation has accrued prior to the deposit of such trust funds and (iv) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including without limitation, the provisions of Section 6.07.

            "drilling rig" means any drillship, drilling ship, semisubmersible drilling unit, jackup or self-elevating drilling unit, submersible drilling unit, drilling barge or posted barge, platform drilling unit or land drilling rig or any other similar equipment used in oil, gas or other mineral or thermal well drilling or workover operations.

            "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its subsidiaries for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication,
(i) the Consolidated Interest Expense of such Person for such period, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and
(v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity.

            "Equity Offerings" has the meaning specified on the cover page of those certain final prospectuses of the Company constituting Part I of the Company's Registration Statement on Form S-3 (No. 333-02929) registering the Notes under the Securities Act of 1933, as amended.

            "Event of Default" has the meaning specified in Section 5.01.

            "Excess Proceeds" has the meaning specified in Section 10.13.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

            "Fair Market Value" means, with respect to the total consideration received pursuant to any Asset Sale or by any Person as contemplated by Section
10.07 or any noncash consideration received by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors.

            "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's- length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with Section 8.01 or Article X of this Indenture shall utilize GAAP in effect at the Issue Date.

            "Global Note" means a security that evidences all or a part of the Notes and is registered in the name of, and delivered to or on behalf of, the Depository or a nominee thereof.

            "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

            "Holder" means a Person in whose name a Note is registered in the Security Register.

            "Indebtedness" as applied to any Person means, at any time, without duplication, (i) any obligation of such Person, contingent or otherwise, for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business, (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business), (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property, (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business), (vii) any Capital Lease Obligation or any obligation pursuant to any Sale and Lease-Back Transaction of such Person, (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person, (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person, (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any preferred stock of such Person), (xi) any Interest-Swap obligation or Currency Hedge Obligation of such Person and (xii) any obligation which is in economic effect a Guarantee, regardless of its characterization, with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability of any such contingent obligation at such date.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Interest-Payment Date" means the Stated Maturity of an installment of interest on the Notes.

            "Interest-Swap Obligations" means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

            "Investment" means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

            "Investment Grade Ratings" has the meaning set forth in Section
10.19.

            "Issue Date" means the date on which the Notes are first authenticated and delivered under this instrument.

            "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Material Subsidiary" means a Subsidiary that (i) has assets with an aggregate book value in an amount greater than 5% of the Consolidated Net Tangible Assets of the Company as of any date of determination as shown on a separate balance sheet of such Subsidiary or (ii) had operating revenues in excess of 5% of the operating revenues of the Company and the Subsidiaries as determined on a consolidated basis in accordance with GAAP for the four calendar quarters immediately preceding the calendar quarter that includes the determination date.

            "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or herein, whether at the Stated Maturity or by declaration of acceleration or otherwise.

            "Measurement Date" has the meaning specified in this Section 1.01 under the definition of "Consolidated Asset Coverage Ratio."

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Neddrill Agreement" means the Agreement of Sale and Purchase dated as of April 25, 1996, between the Company and Royal Nedlloyd N.V. and Neddrill Holding B.V.

            "Neddrill Assets" means the Assets (as defined in the Neddrill Agreement) being acquired by the Company and the Subsidiaries pursuant to the Neddrill Agreement.

            "Neddrill Joint Ventures" means (i) the drillship joint venture described in the Acquisition Agreement relating to the Neddrill Muravlenko and
(ii) a joint venture relating to the drillship Valentin Shashin pursuant to which Neddrill or an Affiliate of Neddrill may in the future acquire an indirect ownership interest in such drillship.

            "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, (i) minus, without duplication, the sum of (a) reasonable legal and title expenses, commissions and other reasonable fees and expenses incurred, and all Federal, state, provincial, foreign, recording and local taxes payable as a consequence of such Asset Sale and (b) all payments made to any Person other than the Company or a Subsidiary on any Indebtedness of the Company or its Subsidiaries which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and (ii) in the case of an Asset Sale by a Subsidiary, multiplied by the percentage of the Voting Stock of such Subsidiary directly or indirectly owned by the Company.

            "Net Proceeds Deficiency" has the meaning given such term in
Section 10.13(b).

            "Net Proceeds Offer" has the meaning given such term in Section 10.13(b).

            "Net Proceeds Offer Date" has the meaning specified in Section 10.13(b).

            "Non-Recourse Indebtedness" means any Indebtedness of a Non-Recourse Subsidiary (i) in respect of which neither the Company nor any of its Subsidiaries (other than a Non-Recourse Subsidiary) is liable or obligated in any manner including, without limitation, liabilities or obligations constituting Indebtedness of the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) and (ii) the occurrence of any event or the existence of any condition under any agreement or instrument relating to which shall not at any time have the effect of accelerating, or permitting the acceleration of, the maturity of any Indebtedness of the Company or of its Subsidiaries (other than a Non-Recourse Subsidiary) or otherwise permitting any such Indebtedness to be declared to be due and payable, or to be required to be prepaid, purchased or redeemed, prior to the stated maturity thereof.

            "Non-Recourse Subsidiary" means a Subsidiary that (i) owns only Property acquired by such Subsidiary after the Issue Date and (ii) has no Indebtedness other than Non-Recourse Indebtedness.

            "Notes" has the meaning specified in the first recital of this instrument and more particularly means any of the Notes authenticated and delivered under this Indenture.

            "Offered Price" has the meaning specified in Section 10.13(b).

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee, which shall comply with Section 1.03.

            "Opinion of Counsel" means a written opinion of legal counsel, who may be either (i) an employee of the Company or (ii) counsel to the Company reasonably satisfactory to the Trustee, which opinion is delivered to the Trustee and which shall comply with Section 1.03; provided, however, that any Opinion of Counsel delivered pursuant to Section 4.01 shall not be rendered by an employee of the Company.

            "Outstanding" when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or redemption money or U.S. Government Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            "Pari Passu Indebtedness" means any then outstanding Indebtedness of the Company that is pari passu in right of payment to the Notes.

            "Pari Passu Indebtedness Amount" has the meaning given such term in
Section 10.13(b).

            "Pari Passu Offer" has the meaning given such term in Section 10.13(b).

            "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

            "Payment Amount" has the meaning given such term in Section
10.13(b).

            "Permitted Indebtedness" means:

            (i)   Indebtedness of the Company under the Notes;

            (ii) Indebtedness of the Company and the Subsidiaries under one or more bank credit facilities; provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness and any substantially concurrent repayment of Indebtedness permitted under this clause (ii) or under any bank credit facility permitted pursuant to clause (v) hereof, the aggregate amount of all Indebtedness outstanding at such time under this clause (ii) and under any bank credit facility permitted pursuant to clause (v) hereof shall not exceed $100,000,000 (except as such amount may be permanently reduced by the application of Net Available Proceeds in accordance with clause
      (ii) of Section 10.13(b));

            (iii) Indebtedness of the Company or any Subsidiary under Interest-Swap obligations; provided that (a) such Interest-Swap Obligations are related to payment obligations on Indebtedness otherwise permitted by Section 10.09 and (b) the notional principal amount of such Interest-Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest-Swap Obligations relate;

            (iv) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations; provided that (a) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted by
      Section 10.09 or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (b) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness or the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate;

            (v) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date and listed on Schedule 1.01A;

            (vi) Indebtedness of the Company or any Subsidiary in respect of performance bonds, surety bonds, appeal bonds and letters of credit issued for the account of the Company or any Subsidiary, in each case incurred in the ordinary course of business and not in connection with the borrowing of money;

            (vii) Indebtedness of the Company to any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary);

            (viii) Indebtedness of any Subsidiary to the Company or any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary);

            (ix)  Non-Recourse Indebtedness of any Non-Recourse Subsidiary;

            (x) Indebtedness of the Company in connection with a purchase of the Notes pursuant to a Change of Control Offer; provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Notes purchased pursuant to such Change of Control Offer plus the amount of expenses incurred in connection therewith; provided, further, that such Indebtedness (a) has an Average Life equal to or greater than the remaining Average Life of the Notes and (b) does not mature prior to one year following the Stated Maturity of the Notes;

            (xi) other Indebtedness of the Company or any Subsidiary; provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate amount of all Indebtedness outstanding at such time under this clause (xi) shall not exceed $30,000,000;

            (xii) Permitted Refinancing Indebtedness;

            (xiii) Indebtedness of any Subsidiary, if any, in respect of the Safe Harbor Leases, the Letter of Credit Agreement and the Mortgage, as such terms are defined in, and as contemplated by, the Assets Purchase Agreement dated August 20, 1993, between the Company and Portal Rig Corporation; and

            (xiv) Project Finance Indebtedness, provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of all Indebtedness incurred and outstanding at such time under this clause

      (xiv) (or under clause (i) of Section 10.10 by reason of this clause
      (xiv) being referenced therein) shall not exceed $75,000,000.

So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, Guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Permitted Investments" means:

            (i) certificates of deposit, bankers' acceptances, time deposits, Eurocurrency deposits and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100,000,000;

            (ii) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least A-1 by S&P and at least P-1 by Moody's;

            (iii) U.S. Government Obligations with a maturity of four years or less;

            (iv) repurchase obligations for instruments of the type described in clause (iii) hereof;

            (v) shares of money market mutual or similar funds having assets in excess of $100,000,000;

            (vi)  payroll advances in the ordinary course of business;

            (vii) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding;

            (viii) Investments represented by that portion of the proceeds from Asset Sales (a) that is not Cash Proceeds or (b) that is deemed to be Cash Proceeds pursuant to the second sentence of the definition of "Cash Proceeds" set forth in this Section 1.01;

            (ix) Investments in the NN-1 Limited Partnership, a Texas limited partnership, pursuant to the Agreement of Limited Partnership of the NN-1 Limited Partnership in an aggregate amount not to exceed the amount of U.S. Government Guaranteed Ship Financing Sinking Fund Bonds outstanding on the Issue Date; and

            (x) Investments in respect of the interest being acquired by the Company or any Subsidiary in the Neddrill Joint Ventures.

            "Permitted Liens" means:

            (i)    Liens in existence on the Issue Date and set forth on
      Schedule 1.01B;

            (ii)   Liens created for the benefit of the Notes;

            (iii) Liens covering (a) accounts receivable and inventory of the Company and the Subsidiaries and (b) other assets of the Company and the Subsidiaries with a Fair Value (as determined in good faith by the Board of Directors) not to exceed $100,000,000, in each case securing Indebtedness that may be incurred under clause (ii) of the definition of "Permitted Indebtedness" set forth in this Section 1.01, provided that if, at the time Liens are proposed to be granted or created in reliance on this clause (b), Liens have been granted to secure Project Finance Indebtedness as permitted by the proviso of clause (xii) of this definition and the aggregate principal amount of such secured Project Finance Indebtedness exceeds $75,000,000, then the Fair Value of assets on which Liens may be granted or created under this clause (b) shall be limited to the greater of (x) $100,000,000 less the amount by which the outstanding aggregate principal of Project Finance Indebtedness exceeds $75,000,000, (y) an amount that would permit the Company, after the grant or creation of proposed Liens pursuant to this clause (b), to incur at least $1.00 of additional secured Project Finance Indebtedness under the proviso of clause (xii) of this definition and (z) an amount such that the Consolidated Assets Coverage Ratio would have been at least 2.50 to 1 at the time of the incurrence of Liens in reliance on the proviso of clause (xii) of this definition had the Liens proposed to be granted or created under this clause (b) been granted or created immediately prior to the Measurement Date of such Consolidated Asset Coverage Ratio;

            (iv) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction); provided, that such Lien relates solely to the Property subject thereto;

            (v) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction); provided that such Lien relates solely to the Property subject thereto;

            (vi) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (and obligations with respect to any letters of credit issued in favor of the Company or a Subsidiary and in order to secure or obtain any of the foregoing), in each case incurred in the ordinary course of business and not in connection with the borrowing of money;

            (vii) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business;

            (viii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business as presently conducted;

            (ix) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made;

            (x) Liens to secure the payment of all or a part of the purchase price or construction cost of Property acquired or constructed after the Issue Date; provided that (a) the principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the Assets or Property so acquired or constructed; and (b) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary and shall attach to such Property within 120 days of the construction or acquisition of such Property;

            (xi) Liens securing Capital Lease Obligations; provided, that such Liens secure Capital Lease Obligations which, when combined with (a) the outstanding secured Indebtedness of the Company (other than Indebtedness secured by Liens described in clauses (ii), (iii), (x) and
      (xix) hereof), (b) all Indebtedness and the aggregate liquidation value of all preferred stock of any Subsidiary (other than a Non-Recourse Subsidiary) incurred and outstanding in accordance with Section 10.10 (other than of the type described in clauses (iii), (x), (xv) and (xix) hereof) and (c) the aggregate amount of all other Capital Lease Obligations of the Company and the Subsidiaries, does not exceed 10% of the Consolidated Net Tangible Assets of the Company;

            (xii) Liens securing Project Finance Indebtedness incurred under clause (xiv) of the definition of "Permitted Indebtedness" as set forth in this Section 1.01; provided, that if, at the date such Project Finance Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the Consolidated Asset Coverage Ratio shall equal or exceed 2.50 to 1.0 and such additional Indebtedness can be incurred under paragraph (a) of Section 10.09 then, notwithstanding the $75,000,000 limitation set forth in clause (xiv) of the definition of "Permitted Indebtedness" set forth in this Section 1.01, the aggregate principal amount of Project Finance Indebtedness that may be secured under this clause (xii) shall not exceed (i) $250,000,000, if the Consolidated Interest Coverage Ratio (after giving pro forma effect to the incurrence of such Project Finance Indebtedness) shall be equal to or greater than
      3.00 to 1.0 but less than 4.00 to 1.0 or (ii) $400,000,000, if the
      Consolidated

      Interest Coverage Ratio (after giving pro forma effect to the incurrence of such Project Finance Indebtedness) shall be equal to or greater than
      4.00 to 1.0;

            (xiii) Liens securing Indebtedness of the Company or any Subsidiary; provided, that such Liens secure Indebtedness which, when combined with (a) the outstanding secured Indebtedness of the Company (other than Indebtedness secured by Liens described under clauses (ii), (iii), (x) and (xix) hereof), (b) all Indebtedness and the aggregate liquidation value of all preferred stock of any Subsidiary (other than a Non-Recourse Subsidiary) incurred and outstanding in accordance with
      Section 10.10 (other than of the type described in clauses (iii), (x), (xv) and (xix) hereof) and (c) the aggregate amount of all Capital Lease Obligations of the Company and the Subsidiaries, does not exceed 10% of the Consolidated Net Tangible Assets of the Company;

            (xiv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (ii), (iv) and (v); provided that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased;

            (xv) Liens granted by a Non-Recourse Subsidiary securing Non-Recourse Indebtedness of such Non-Recourse Subsidiary and Liens on the Capital Stock of a NonRecourse Subsidiary securing Non-Recourse Indebtedness of such Non-Recourse Subsidiary;

            (xvi) any charter or lease that would not constitute an Asset Sale pursuant to clause (ii)(d) of the definition of "Asset Sale" set forth in this Section 1.01;

            (xvii) leases or subleases of real property to other Persons;

            (xviii) Liens under the Safe Harbor Leases, the Letter of Credit Agreement and the Mortgage, as such terms are defined in, and as contemplated by, the Assets Purchase Agreement dated August 20, 1993, between the Company and Portal Rig Corporation, with respect to the Property being acquired pursuant to such Assets Purchase Agreement;

            (xix) Liens on (a) up to eight submersible drilling rigs, owned by the Company or any Subsidiaries as of the Issue Date including any improvements on such rigs, provided, that the Company may from time to time designate one or more of such rigs as Property that is not, and will not be, subject to this clause (xix) by delivery of written notice of such designation to the Trustee under this Indenture, whereupon such designated rig or rigs shall cease to be covered by this clause (xix) and, if unencumbered by any Lien (other than Permitted Liens described in clauses (vii), (viii) and (ix) of this definition), the Appraised Value of such designated rig or rigs as of any Measurement Date shall be included in any determination of Consolidated Asset Coverage Ratio under this Indenture or (ii) the Property described in clause (ii)(l) of the definition of "Asset Sale" set forth in this Section 1.01; and

             (xx) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of the Subsidiaries.

            "Permitted Refinancing Indebtedness" means Indebtedness of the Company or a Subsidiary, incurred in exchange for, or the proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company or any Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture, other than any such Indebtedness permitted pursuant to clause
(xi) of the definition of "Permitted Indebtedness" set forth in this Section 1.01; provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Notes, then such new Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and
(iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection therewith pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or the Subsidiary, as applicable, as necessary to accomplish the foregoing by means of a tender or exchange offer or privately negotiated purchase, plus the amount of fees and expenses in connection therewith; provided, further that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that is incurred to renew, extend, refinance, refund or repurchase Indebtedness of the Company and (b) Indebtedness (other than Non-Recourse Indebtedness of the related Non-Recourse Subsidiary) that is incurred to renew, extend, refinance, refund or repurchase Non-Recourse Indebtedness of such Non-Recourse Subsidiary.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, joint- stock company, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Notes" has the meaning specified in Section 2.01.

            "Predecessor Security" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Preferred Stock" means the $1.50 Convertible Preferred Stock of the Company outstanding as of the Issue Date.

            "Project Finance Indebtedness" of a Person means any Indebtedness the proceeds of which will be used solely to make capital expenditures to repair, refurbish, upgrade or improve one or more drilling rigs owned or acquired (or to be owned or acquired) by such Person or an Affiliate thereof.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

            "Purchase Notice" has the meaning given such term in Section
10.13(b).

            "Rating Agencies" has the meaning given such term in Section 10.19.

            "Record Date" for the interest payable on any Interest Payment Date means the date specified in Section 3.08.

            "Redeemable Dividend" means, for any dividend payable by a Person with regard to Redeemable Stock issued by it, the quotient of the dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

            "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

            "Redemption Date" when used with respect to any Note to be redeemed shall mean the date fixed for such redemption pursuant to this Indenture.

            "Registrar" has the meaning given such term in Section 3.06.

            "Replacement Asset" means, with respect to any Asset Sale, a Property or asset that, as determined by the Board of Directors as evidenced by a Board Resolution, is used or useful in a line of business of the Company or any Subsidiary existing on the Issue Date.

            "Repurchase Price" has the meaning given such term in Section
10.12.

            "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (a) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (b) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary (except a Non-Recourse Subsidiary), (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated in right of payment to the Notes or (iii) make any Investment (other than Permitted Investments and Investments made by the Company in Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) except Non-Recourse Subsidiaries, or by a Subsidiary in the Company or one or more Wholly owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) except Non-Recourse Subsidiaries) in any Person.

            "Retired Indebtedness" has the meaning given such term in Section 10.08(e).

            "Retired Indebtedness or Stock" has the meaning given such term in
Section 10.10(v).

            "S&P" means Standard & Poor's Corporation and its successors.

            "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

            "Security Register" has the meaning specified in Section 3.06.

            "Special Payment Date" has the meaning specified in Section 3.08.

            "Special Record Date" for the payment of Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

            "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

            "Subordinated Indebtedness" means any Indebtedness of the Company that is subordinated in right of payment to the Notes and does not mature prior to one year following the Stated Maturity of the Notes.

            "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and
(iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

            "Subsidiary" means a subsidiary of the Company.

            "Surviving Entity" has the meaning specified in Section 8.01.

            "Suspended Covenants" has the meaning set forth in Section 10.19.

            "Transaction Date" has the meaning specified in this Section 1.01 under the definition of "Consolidated Interest Coverage Ratio."

            "Trigger Date" has the meaning specified in Section 10.13(b).

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is such a successor Trustee.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors (or comparable body) of such Person.

            "Wholly Owned Subsidiary" means any Subsidiary of which 100% of the total Voting Stock (other than directors' qualifying shares) is at the time owned by the Company, either directly or indirectly through ownership of one or more Subsidiaries.

            SECTION 1.02. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

            "Bankruptcy Act" means the Bankruptcy Code.

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Notes, if any.

            All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

            SECTION 1.03. Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the annual certificate provided pursuant to Section 10.16) shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant, condition or provision and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant, condition or provision has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such covenant, condition or provision has been complied with.

            SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c)    The ownership of Notes shall be proved by the Security
Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee pursuant to Section
7.01 prior to such solicitation. If a record date is fixed, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date; provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Notes that are Outstanding prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            SECTION 1.06. Notices, etc., to Trustee and Company. Except as otherwise provided in Article V, any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust office, Attention of Vice President, Corporate Trust Department, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and by certified mail, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention of President.

            SECTION 1.07. Notice to Holders; Waiver. Where this Indenture provides for the giving of notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice by mail, then such a notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 1.08. Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in, this Indenture by operation of, Sections 310 through 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

            SECTION 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

            SECTION 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 1.11. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 1.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 1.13. Governing Law; Submission to Jurisdiction. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date, Change of Control Payment Date, Asset Sale Offer Date, Stated Maturity or other payment date of any of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest on or principal of (and premium, if any, on) such Note need not be made on such payment date, but may be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no interest shall accrue for the period from and after such payment date.

                                   ARTICLE II

                                 Form of Notes

            SECTION 2.01. Forms Generally. The Notes (including the Trustee's certificate of authentication) shall be issued initially in the form of one or more Global Notes duly executed by the Company and authenticated by the Trustee as hereinafter provided in substantially the forms set forth in Sections 2.02 and 2.03 and deposited with the Trustee, as custodian for the Depository. Subject to the limitations set forth in Section 3.13, the principal amount of the Global Notes may be decreased by adjustments made in accordance with the standing instructions and procedures existing between the Depository and the Trustee. Global Notes shall bear a legend in substantially the following form:

      "This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depository or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances."

            Notes (including the Trustees' certificate of authentication) authenticated and delivered pursuant to Section 3.13(d) hereof shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Sections 2.02 and 2.03 (the "Physical Notes").

            All Notes (including the Trustee's certificate of authentication) shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or market, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

            The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes.

            SECTION 2.02. Form of Note. Each Note shall be in substantially the following form.

                                 (Face of Note)

                           NOBLE DRILLING CORPORATION

                          9-1/8% Senior Notes due 2006

No. _______________                                          $__________________

            NOBLE DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________________________ or registered assigns, the principal amount of ___________________ DOLLARS on
              2006 and to pay interest on such principal amount at the rate of 9-1/8% per annum from July 1, 1996, or from the most recent Interest
Payment Date to which interest has been paid or duly provided for, semiannually on January 1 and July 1 of each year until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on the December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in the Indenture. The principal of (and premium, if any) and interest on this Note are payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that interest may be payable, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the registry books of the Company.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:                               NOBLE DRILLING CORPORATION,


                                     by _______________________________________
                                        Title:
[Corporate Seal]

Attest:

__________________________________
Treasurer

                               (Reverse of Note)

            1. This Note is one of a duly authorized issue of debt securities of the Company designated as its "9-1/8% Senior Notes due 2006" (herein called the "Notes") limited in aggregate principal amount to $125,000,000, issued and to be issued in a single series under an indenture dated as of July 1, 1996 (as amended or supplemented from time to time, the "Indenture"), between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

            2. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Defaulted Interest shall bear interest, to the extent lawful, at the rate set forth on the face of the Notes.

            3. Upon the occurrence of a Change of Control, and subject to certain limitations, the Holder of this Note may require the Company to repurchase this Note at a price equal to 101% of the principal amount hereof plus accrued and unpaid interest hereon, if any, to the Change of Control Payment Date. The Company is required to give Holders notice of such right of repurchase within 30 calendar days subsequent to the date of any Change of Control. Holders are required to tender their Notes for repurchase on or prior to the close of business on the Change of Control Payment Date. In addition, under certain circumstances, the Company will be required to make an offer to repurchase Notes, at par plus accrued interest, from certain proceeds of Asset Sales, to the extent described in the Indenture. The Holder's right of repurchase referred to in this paragraph is as provided in and subject to the terms of the Indenture.

            4. The Notes may not be redeemed prior to July 1, 2001. On or after such date, the Notes may be redeemed at the election of the Company as a whole at any time or in part from time to time at the Redemption Prices (expressed in percentages of principal amount) set forth below plus accrued interest to the Redemption Date, if redeemed during the 12-month period
beginning                , of the years indicated below:

                  Year                           Redemption Price
                  ----                           ----------------
                  2001                               104.563%
                  2002                               103.042%
                  2003                               101.521%
                  2004 and thereafter                100.00%

            5. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed, at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Notes or portions of them called for redemption.

            6. The Notes are not entitled to the benefit of any mandatory sinking fund payments.

            7. If an Event of Default shall have occurred and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            8. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specific percentages in aggregate principal amount of the Notes Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            9. Holders may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           10. The Indenture imposes certain limitations on the ability of the Company and the Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, create or incur Indebtedness, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Lease-Back Transactions or merge or consolidate with or into, or sell, lease or otherwise transfer their Property to, any other Person.

           11. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           12. The Notes are only issuable without coupons and in registered form in denominations of $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations.

           13. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           14. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           15. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof.
No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

           16. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

           THE COMPANY WILL FURNISH TO ANY HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO NOBLE DRILLING CORPORATION, 10370 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77042, ATTENTION:
SENIOR VICE PRESIDENT-FINANCE.

                                   ASSIGNMENT
                    (To be executed by the registered holder
                 if such holder desires to transfer this Note)

FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

________________________________________________________________________________

________________________________________________________________________________
                (Please print name and address of transferee)


________________________________________________________________________________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _______________________    ______________________________________________
                                  Signature

                                  ______________________________________________
                                  Signature Guarantee
                                  (all signatures must be guaranteed by a
                                  member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States)

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.


                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

          1. Pursuant to Section 10.12 or 10.13 of the Indenture, as applicable, the undersigned hereby elects to have this Note repurchased by the Company.

          2. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________________________________________ an amount in cash equal to (i) 101% of the principal amount hereof plus accrued and unpaid interest, if any, hereon to the Change of Control Payment Date, if this Note is repurchased pursuant to Section 10.12 of the Indenture, or (ii) 100% of the principal amount hereof plus accrued and unpaid interest, if any, hereon to the Net Proceeds Offer Date, if this Note is repurchased pursuant to Section 10.13 of the Indenture.

Dated: ______________________     ______________________________________________
                                  Signature

                                  ______________________________________________
                                  Signature Guarantee
                                  (all signatures must be guaranteed by a
                                  member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States)

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                 SECTION 2.03.   Form of Trustee's Certificate of
Authentication. The Trustee's certificate of authentication on each Note shall be in substantially the following form:

                         CERTIFICATE OF AUTHENTICATION

                 This is one of the 9-1/8% Senior Notes due 2006 issued under the Indenture referred to in this Note.

                                      Texas Commerce Bank
                                      National Association, as
                                      Trustee,


                                      by _______________________________________
                                         Authorized Signatory


                                  ARTICLE III

                                   The Notes

                 SECTION 3.01. Title and Terms. The aggregate principal amount of Notes Outstanding at any time may not exceed the amount of $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.06, 3.07, 9.06, 10.12, 10.13 or 11.06.

                 The Notes shall be issued in a single series, known and designated as the "9-1/8% Senior Notes due 2006" of the Company. The Stated Maturity for the payment of principal of the Notes shall be July 1, 2006, and the Notes shall bear interest at 9-1/8% per annum from July 1, 1996 or from the most recent Interest Payment Date to which interest has been paid thereon or duly provided for, payable semiannually on January 1 and July 1 of each year (commencing January 1, 1997) until the principal thereof is paid or duly provided for.

                 The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

                 SECTION 3.02. Authorized Denominations. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

                 SECTION 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President, a Vice Chairman or one of its Vice Presidents, under its corporate seal reproduced or imprinted on the Notes by facsimile or otherwise, and shall be attested by the Company's Secretary or one of its Assistant Secretaries or its Treasurer or one of its Assistant Treasurers, in each case by manual or facsimile signature.

                 In the event that any of the Notes shall have been signed (either manually or by facsimile) by a Person that shall have ceased to be an appropriate officer of the Company before any such Notes shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such appropriate officer of the Company, and any Note may be signed on behalf of the Company by such Persons as, at the actual time of execution of such Note, shall be the proper officers of the Company, although at the date of such Note or of the execution of this instrument such Person was not such officer.

                 At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company order shall authenticate and deliver such Notes as in this Indenture provided.

                 The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

                 A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed and issued by the Company and authenticated by the manual signature of the Trustee as provided herein. The signature of the Trustee shall be conclusive evidence, and the only evidence, that the Note has been authenticated and delivered under this Indenture.

                 SECTION 3.04. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                 If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay, except that any Global Notes issued pursuant to Section 3.01 may be held in temporary form unless and until a transfer of Physical Notes is proposed to be made in accordance with Section 3.13. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                 SECTION 3.05. Paying Agent To Hold Money in Trust. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

                 (1) hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of (and premium, if any) or interest on the Notes until such money shall be paid to the Holders or otherwise disposed of as provided herein;

                 (2) give the Trustee notice of any Default by the Company (or any other obligor on the Notes) in the making of any such payment; and

                 (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and account for any funds disbursed; and, upon such payment and accounting by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 If the Company, any Subsidiary or any of their Affiliates acts as Paying Agent, it shall segregate all money held by it hereunder in a separate trust for the benefit of Holders.

                 SECTION 3.06. Registrar; Registration, Registration of Transfer and Exchange. The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company shall cause to be kept at such office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust office, is initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

                 The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                 Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

                  Any beneficial owner of an interest in the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes shall be reflected in book-entry form.

                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                 Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

                 SECTION 3.07. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                 Upon the issuance of any new Note under this Section 3.07, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Note issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                 The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                 SECTION 3.08. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

                 Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date; and except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes (or their respective Predecessor securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing not less than 30 days prior to a Special Payment Date of the amount of Defaulted Interest and any interest payable on such Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest and any interest payable on such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest and any interest payable on such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest and any interest payable thereon which shall be not more than 15 days prior to the Special Payment Date and not less than the later of (x) 10 days prior to the Special Payment Date and (y) 10 days after the receipt by the Trustee of the notice of the Special Payment Date. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the Special Payment Date and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the Special Payment Date and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest and any interest payable thereon shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the Special Payment Date pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 3.08, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                 SECTION 3.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 SECTION 3.10. Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be retained by the Trustee unless by a Company Order the Company shall direct that the cancelled Notes be returned to it.

                 SECTION 3.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

                 SECTION 3.12. CUSIP Number. The Company in issuing the Notes may use a "CUSIP" number and, if so, the Trustee shall use the CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                 SECTION 3.13. Book-Entry Provisions for Global Note. (a) The Global Note initially shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository.

                 (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such

Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                 (c) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depository. As soon as practicable Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global
Note if, and only if, either (1) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes in lieu of all or a portion of the Global Note (in which case the Company shall deliver Physical Notes within 30 days of such request).

                 (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner or Agent Member identified by the Depository, in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                 (e) The beneficial owners of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                   ARTICLE IV

                           Satisfaction and Discharge

                 SECTION 4.01. Satisfaction and Discharge of Indenture. (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 4.03, 4.04 and 6.07 shall survive) when (i) all Outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.07) to the Trustee for cancellation and (ii) the Company shall have deposited with the Trustee funds or U.S. Government Obligations in trust sufficient (without consideration of interest income to be earned) to pay all sums payable hereunder and under the Notes.

                 (b) In addition to the provisions of Section 4.01(a), at the Company's option, either (i) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 8.01, Sections 10.07 to 10.15, inclusive, Section 10.17, Section 10.18 and Sections 12.01 to 12.03, inclusive, with respect to the Notes at any time after the applicable conditions set forth below have been satisfied:

                 (A) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (1) money, or (2) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than the opening of business at the Corporate Trust Office, on the due date of any payment, money or (3) a combination of (1) and (2), in an amount sufficient, in the opinion (with respect to (2) and (3)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of, and interest on, the Outstanding Notes on the dates such installments of interest or principal are due;

                 (B) the Company shall have delivered to the Trustee an Officers' Certificate certifying as to whether the Notes are then listed on the New York Stock Exchange;

                 (C) if the Notes are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an opinion of Counsel to the effect that the Company's exercise of its option under this Section would not cause such Notes to be delisted;

                 (D) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

                 (E) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (and containing no qualification and no assumption, other than an assumption of fact customarily contained in legal opinions) Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of Notes being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service (it being understood that (1) such Opinion shall also state that such ruling is consistent with the conclusions reached in such opinion and (2) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling);

                 (F) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the company's exercise of its option under this Section will not result in any of the Company, the Trustee or the trust created by the Company's deposit hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                 (G) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 6.07;

                 (H) the Company shall have delivered to the Trustee an officers' Certificate and an opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                 (I) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or state bankruptcy, insolvency or similar law.

                 SECTION 4.02. Deposited Moneys and U.S. Government Obligations To Be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon for principal of (and premium if any) and interest on the Notes.

                 SECTION 4.03. Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any money or securities held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed money, notice that such money remains unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                 SECTION 4.04. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 4.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Trustee.


                                   ARTICLE V

                                    Remedies

                 SECTION 5.01. Events of Default. "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any installment of interest upon any Note when it becomes due and payable, and the continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity, upon repurchase, upon redemption, upon acceleration or otherwise; or

                 (3) the Company fails to comply with any of its covenants or agreements contained in Section 10.12 or fails to make an Asset Sale Offer in accordance with Section 10.13 and such failure continues for a period of five days; or

                 (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 30 days after written notice thereof has been mailed, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the

         Outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (5) a default under any bond, debenture, note or other evidence of Indebtedness (other than Non- Recourse Indebtedness) of the Company or any Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non- Recourse Indebtedness) of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall involve the failure to pay principal of such Indebtedness at the final maturity thereof or which shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable in an amount in excess of $10,000,000 for any Indebtedness individually or in the aggregate; or

                 (6) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10,000,000 which remain undischarged or unsatisfied for a period of 60 consecutive days after the right to appeal them has expired; or

                 (7) the entry of a decree or order for relief in respect of the Company or any Material Subsidiary by a court of competent jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (8) (a) the commencement by the Company or any Material Subsidiary of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or (b) the consent by the Company or any Material Subsidiary to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary, or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

                 SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Sections 5.01(7) and 5.01(8)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of Outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes then Outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and, upon any such declaration, such principal amount (and premium, if any) and accrued interest shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary.

                 If an Event of Default specified in Section 5.01(7) or 5.01(8) occurs, all unpaid principal of (and premium, if any) and accrued and unpaid interest on the Notes then Outstanding shall ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount (and premium, if any) and interest, any interest payable on overdue payments of principal (and premium, if any) or interest (to the extent legally permissible) and all other obligations of the Company under this Indenture and the Notes (including obligations under Section 6.07), all the Company's obligations under this Indenture and the Notes shall terminate.

                 At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                          (A) all overdue installments of interest on all Notes,

                          (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

                          (C) to the extent that payment of such interest is lawful, interest on the Defaulted Interest at the rate or rates prescribed therefor in the Notes and

                          (D) all moneys paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel required to be paid by the Company under this Indenture;

                 and

                 (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                 SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default specified in Section 5.01(l) or 5.01(2) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest, at the rate or rates prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon such Notes, wherever situated.

                 If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws as now or hereafter constituted, relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 6.07 out of the estate is sought and such proceedings shall deny such payment for any reason, payment of the same shall be secured by a Lien on, and paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation, under a plan of reorganization or otherwise.

                 Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 5.05. Trustee May Enforce Claims without Possession of the Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

                 SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 6.07;

                 SECOND: To the payment of the amounts then due and unpaid for interest on the Notes and any Defaulted Interest and any interest payable thereon, principal of (and premium, if any, on) the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any), interest and Defaulted Interest, respectively; and

                 THIRD: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled thereto or as a court of competent jurisdiction may direct.

                 SECTION 5.07. Limitation on Suits. No Holder of any of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of the Holders.

                 SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Subject to the provisions of Section 5.02, and notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest on such Note at the Stated Maturity and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                 SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders or involve the Trustee in personal liability for which indemnity is not provided hereunder, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Note or

                 (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                 Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after its Stated Maturity.

                 SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  The Trustee

                 SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

         Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; provided further, that in the case of any Default of the character specified in section 5.01(4), no notice of such Default to Holders as described therein shall be given until at least 30 days after the notice in connection with Section 5.01(4) has been mailed.

                 SECTION 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel of its selection and the advice of such counsel selected by it with due care or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity, satisfactory to the Trustee in its reasonable discretion, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                 (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                 (i) for all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 5.01(l) or 5.02(2)) unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Company or this Indenture.

                 SECTION 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

                 SECTION 6.05. May Hold Notes. The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                 SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                 SECTION 6.07. Compensation and Reimbursement. The Company agrees:

                 (1) to pay to the Trustee from time to time such compensation, as the Company and the Trustee shall from time to time agree in writing, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify each of the Trustee, and its successors and assigns, legal representatives, agents, servants (including employees), officers and directors and any predecessor

Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, or measured or determined by, compensation received by the Trustee for rendering its services hereunder) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Such indemnities shall survive payment of the Notes and the Indebtedness and any resignation, removal or replacement of the Trustee.

                 As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes.

                 If the Trustee incurs expenses or renders services in connection with an Event of Default under Section 5.01(7) or 5.01(8), the Trustee's expenses (including reasonable attorneys' fees and expenses) and its compensation for such services, are intended to constitute expenses of administration under applicable Federal or state bankruptcy, insolvency or other similar law.

                 SECTION 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 SECTION 6.09.   Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be a corporation or a national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal or state authority, having a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section, it shall resign immediately upon obtaining knowledge thereof in the manner and with the effect hereinafter specified in this Article.

                 SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                 (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

                 (2)      the Trustee shall cease to be eligible under Section
         6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

                 (4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. Within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Notes delivered to the Company and the retiring Trustee and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 6.11, become the successor Trustee and to that extent replace the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

                 SECTION 6.11. Acceptance of Appointment by Successor. (a) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such former Trustee hereunder, subject to its lien, if any, provided for in Section 6.07.

                 (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                 (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trust Indenture Act.

                 SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

                 SECTION 6.13. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.


                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company

                 SECTION 7.01. Company To Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee:

                 (a) semiannually, not less than ten days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

                 SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

                 (b) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

                 (c) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

                 SECTION 7.03. Reports by the Trustee. (a) Within 60 days after April 15 of each year commencing with the year 1997, the Trustee shall transmit by mail to all Holders of Notes, as provided in Section 1.07, a brief report dated as of such April 15 and with respect to the previous 12 months if and to the extent required under Section 313(a) of the Trust Indenture Act.

                 (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

                 (c) A copy of each such report shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of the listing of the Notes on any stock exchange.

                 SECTION 7.04. Reports by the Company. The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; provided, however, that if the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall nevertheless file with the Commission and the Trustee on the same timely basis such reports, information and other documents as the Company would file if the Company were subject to the requirements of Section 13 or Section 15(d) of the Exchange Act. The Company and any other obligor on the Notes shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.


                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Lease or Transfer

                 SECTION 8.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not in any transaction or series of transactions, consolidate with or merge with or into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless:

                 (1) either (a) the Company shall be the continuing corporation or (b) if other than the Company, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (any such corporation or Person being the "Surviving Entity"), shall be a corporation organized and existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation in this Indenture on the part of the Company to be performed or observed;

                 (2) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                 (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not continuing) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; and

                 (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness under the provisions of Section 10.09(a).

                 In connection with any consolidation, merger, sale, conveyance, lease, assignment, transfer or other disposition contemplated by this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, lease, assignment, transfer or disposition and the supplemental indenture in respect thereto comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                 SECTION 8.02. Successor Corporation Substituted. Upon any consolidation with or merger by the Company with or into any other corporation, or any sale, conveyance, lease, assignment, transfer or other disposition of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or the successor Person to which such sale, conveyance, lease, assignment, transfer or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE IX

                            Supplemental Indentures

                 SECTION 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or

                 (2) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

                 (3)      to add any additional Events of Default; or

                 (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

                 (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                 (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.11(b); or

                 (7)      to secure the Notes; or

                 (8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Indenture, provided such actions shall not adversely affect the interests of the Holders in any material respect; or

                 (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                 SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or any premium, if any) or the interest thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

                 (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture, or certain Defaults hereunder and their consequences, provided for in this Indenture, or

                 (3) modify in any manner the obligation of the Company to make an offer to purchase Notes pursuant to Section 10.12 or 10.13, or

                 (4) subordinate in right of payment, or otherwise subordinate, the Notes to any other Indebtedness, or

                 (5)      modify any of the provisions of this Section or
         Section 5.13, except to increase any percentage set forth therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Promptly after the effectiveness of any such supplemental indenture, the Trustee shall give written notice thereof to the Holders at the Company's expense.

                 SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                 SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                   ARTICLE X

                                   Covenants

                 SECTION 10.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                 SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

                 SECTION 10.03. Money for the Note Payments to Be Held in Trust. If the Company, any Subsidiary or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

                 SECTION 10.04. Corporate Existence. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Material Subsidiary; provided, however, that the Company and any Material Subsidiary shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

                 SECTION 10.05. Maintenance of Property. The Company shall cause all Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                 SECTION 10.06. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

                 SECTION 10.07. Transactions with Affiliates. Subsequent to the Issue Date, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company other than the Company or a Wholly Owned Subsidiary except a Non-Recourse Subsidiary unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2,000,000 but less than $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to, or in excess of, $5,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of related transactions complies with clause (i) above.

                 SECTION 10.08. Limitation on Restricted Payments. (a) The Company shall not, nor shall it permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, make any Restricted Payment if at the time thereof, and after giving effect thereto (the amount of any such payment to be made other than in cash to be determined by the Board of Directors, which determination shall be conclusive and evidenced by a Board Resolution), (i) any Default shall have occurred and be continuing or would result therefrom, (ii) the incurrence of at least $1.00 of additional Indebtedness would not be permitted under Section 10.09(a) or (iii) the aggregate amount of all Restricted Payments declared or made on or subsequent to the Issue Date by the Company or any Subsidiary (other than a Non-Recourse Subsidiary) would exceed the sum of (A) 50% (or if Consolidated Net Income of the Company shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income of the Company accrued during the period beginning on October 1, 1993 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, (B) an amount equal to (x) the aggregate net cash proceeds received by the Company, subsequent to October 7, 1993, from the issuance or sale (other than to a Subsidiary), subsequent to October 7, 1993, of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock of the Company issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company and including the Equity Offerings), and (y) the liability (expressed as a positive number) in accordance with GAAP of any Indebtedness of the Company, or the carrying value of any Redeemable Stock or the Preferred Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to October 7, 1993, (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date in compliance with this Section 10.08 and the other provisions of this Indenture, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, minus the cost of the disposition of such Investment and (D) $10,000,000.

                 (b) The provisions of this Section 10.08 shall not prevent the Company or any Subsidiary from paying a dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date of declaration, the Company or such Subsidiary could have paid such dividend in compliance with the other provisions of this Section 10.08 and the other provisions of this Indenture. The aggregate amount of dividends paid by the Company or any Subsidiary pursuant to this subsection shall be included in all subsequent computations under subsection (a) above.

                 (c) The provisions of this Section 10.08 shall not prevent the Company from paying regular dividends on the Preferred Stock. The aggregate amount of dividends paid by the Company pursuant to this subsection shall not be included in subsequent computations under subsection (a) above.

                 (d) The provisions of this Section 10.08 shall not prevent the Company or any Subsidiary from repurchasing or redeeming shares of Capital Stock or Subordinated Indebtedness of the Company out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary except a Non-Recourse Subsidiary) of Capital Stock of the Company (other than Redeemable Stock); provided, that the net cash proceeds from such sale are excluded from clause (iii)(B) of subsection (a) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness. The aggregate amount of Restricted Payments made by the Company or any Subsidiary pursuant to this subsection shall not be included in subsequent computations under subsection (a) above.

                 (e) The provisions of this Section 10.08 shall not prevent the Company or any Subsidiary from exchanging, repurchasing or redeeming Subordinated Indebtedness of the Company (the "Retired Indebtedness") solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company, so long as such Subordinated Indebtedness (i) is subordinated to the Notes at least to the same extent as the Retired Indebtedness, (ii) is scheduled to mature no earlier than the scheduled maturity of the Retired Indebtedness and (iii) has an Average Life at the time incurred that is greater than the Average Life of the Retired Indebtedness. The aggregate amount of consideration paid by the Company pursuant to this subsection shall not be included in subsequent computations under subsection (a) above.

                 SECTION 10.09. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, create, incur, assume, suffer to exist, Guarantee or otherwise become liable with respect to the payment of (collectively, "incur"), any Indebtedness unless immediately after the date of such transaction and after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof as if such Indebtedness had been incurred and the proceeds thereof applied on the first day of the Determination Period, the Consolidated Interest Coverage Ratio of the Company at such date is at least 2.50 to 1.0.

                 (b) Notwithstanding Section 10.09(a), the Company or any Subsidiary may incur any Permitted Indebtedness.

                 SECTION 10.10. Limitation on Subsidiary Indebtedness and Preferred Stock. The Company shall not permit any Subsidiary to, directly or indirectly, create, incur, assume, Guarantee or otherwise become liable with respect to the payment of (collectively, "incur"), any Indebtedness or to issue or suffer to exist any preferred stock, other than:

                 (i)      Indebtedness described in clauses (ii), (iii), (iv),
         (v), (vi), (viii), (ix), (xi), (xii), (xiii) and (xiv) of the definition of "Permitted Indebtedness" set forth in Section 1.01;

                 (ii) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness (other than Non-Recourse Indebtedness) of another Subsidiary in connection with a merger of such Subsidiaries; provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise incur any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that such Subsidiary would be permitted to incur such Indebtedness under this Indenture;

                 (iii) Indebtedness or preferred stock of any Person existing at the time such Person becomes a Subsidiary; provided, that such Indebtedness was not incurred in anticipation of such corporation becoming a Subsidiary and would otherwise be permitted pursuant to
         Section 10.09(a);

                 (iv) Indebtedness or preferred stock issued to and held by the Company or a Wholly Owned Subsidiary other than a Non-Recourse Subsidiary, so long as the transfer of such Indebtedness or preferred stock to a Person other than the Company or any Wholly Owned Subsidiary would be deemed to constitute the issuance of such Indebtedness or preferred stock by the issuer thereof;

                 (v) Indebtedness or preferred stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or preferred stock described in clause (iii) of this Section 10.10 or in clause (ii) of the definition of "Permitted Liens" set forth in Section 1.01 (the "Retired Indebtedness or Stock"), provided that the Indebtedness or the preferred stock so issued has (A) a principal amount or liquidation value, as the case may be, not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock, (B) a final redemption date later than the stated maturity or final redemption date (if any) of the Retired Indebtedness or Stock and (C) an Average Life at the time of issuance of such Indebtedness or preferred stock that is greater than the Average Life of the Retired Indebtedness or Stock; or

                 (vi) Indebtedness or preferred stock of a Subsidiary, which, when combined with (A) the aggregate amount of all other outstanding Indebtedness of the Subsidiaries plus the aggregate liquidation value of all preferred stock of any Subsidiary, in either case excluding any Non-Recourse Subsidiary (other than Indebtedness secured by Liens described under clauses (iii), (x), (xv) and (xix) of the definition of "Permitted Liens" set forth in Section 1.01), plus
         (B) the aggregate amount of all Indebtedness of the Company secured by Liens (other than such Indebtedness secured by Liens described under clauses (ii), (iii), (x), (xv) and (xix) of the definition of "Permitted Liens" set forth in Section 1.01), plus (C) the aggregate amount of all Capital Lease Obligations of the Company and the Subsidiaries, shall not exceed 10% of the Company's Consolidated Net Tangible Assets.

                 SECTION 10.11. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, create, enter into any agreement with any Person, or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any Subsidiary (other than a Non-Recourse Subsidiary) to (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any Subsidiary (other than a Non-Recourse Subsidiary), (iii) make loans or advances to the Company or any Subsidiary or (iv) transfer any of its Property or any assets to the Company or any Subsidiary (other than a Non-Recourse Subsidiary), except encumbrances or restrictions contained in any agreement or instrument (a) existing on the Issue Date and listed on Schedule 10.11; (b) relating to any Property acquired by the Company or any of the Subsidiaries after the date of this Indenture, provided that such encumbrance or restriction relates only to the Property which is acquired; (c) relating to any Indebtedness of any Subsidiary at the date of acquisition of such Subsidiary by the Company or any Subsidiary; provided that such Indebtedness was not incurred in connection with or anticipation of such acquisition; (d) arising pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements; (e) which constitute customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and (f) which constitute restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property.

                 SECTION 10.12. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all of such Holder's Notes in whole or in part pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price (the "Repurchase Price") in cash equal to 101% of the aggregate principal amount of such Notes (or portions thereof) plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below). References in this Section 10.12 to Notes shall be deemed to refer to portions of Notes, if such Notes are tendered in part.

                 (b) Within 30 calendar days subsequent to the date of any Change of Control, the Company shall mail a notice to each Holder and to the Trustee stating:

                 (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 10.12, and that, although Holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment;

                 (ii) the Repurchase Price and the repurchase date, which shall be a date occurring no earlier than 30 days and no later than 60 days subsequent to the date on which such notice is mailed (the "Change of Control Payment Date");

                 (iii) that any Note not tendered will continue to accrue interest;

                 (iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

                 (v) that any Holder electing to have a Note repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Election of Holder to Require Repurchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice on or prior to the close of business on the Change of Control Payment Date;

                 (vi) that any Holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing the Holder's election to have such Notes repurchased;

                 (vii) that any Holder may elect to have such Holder's Notes repurchased in whole or in part, and if in part, in principal amounts equal to $1,000 or any integral multiple thereof; and

                 (viii) any other information necessary to enable Holders to tender their Notes and to have such Notes repurchased pursuant to this
         Section 10.12.

                 (c) On the Change of Control Payment Date, the Company shall (i) accept for payment any Note tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the Repurchase Price of any Note so tendered and (iii) deliver to the Trustee an Officers' Certificate that states the aggregate principal amount of Notes accepted by the Company for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Repurchase Price therefor. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 10.12, the Trustee shall act as the Paying Agent.

                 (d) Notwithstanding the foregoing, if any Note accepted for payment shall not be so paid pursuant to the provisions of this Section 10.12, then, from the Change of Control Payment Date until the principal of (and premium) and interest on such Note is paid, interest shall be paid on the unpaid principal (and premium) and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate or rates prescribed therefor in the Notes.

                 (e) Upon surrender of a Note that is tendered in part, the Company shall issue and the Trustee shall authenticate a new Note equal in principal amount to the untendered portion of the Note surrendered.

                 (f) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the repurchase offer is triggered under the circumstances described herein.

                 SECTION 10.13. Limitation on Asset Sales. (a) The Company shall not engage in, and shall not permit any Subsidiary (other than a Non-Recourse Subsidiary) to engage in, any Asset Sale unless:

                 (i) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the consideration received by the Company or such Subsidiary for such Asset Sale at the time thereof is at least equal to the Fair Market Value of the Property; and

                 (ii) at least 75% of the consideration from such Asset Sale consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property that was the subject of such Asset Sale and the release of the Company or such Subsidiary from such Indebtedness).

                 (b) The Company or a Subsidiary, as the case may be, may apply the Net Available Proceeds of an Asset Sale engaged in by such Person to
(i) the acquisition of one or more Replacement Assets, provided that such Net Available Proceeds are so applied within 365 days after the related Asset Sale,
(ii) repay Indebtedness described under clause (ii) of the definition of "Permitted Indebtedness" set forth in Section 1.01 (but only if the related commitments or amounts available to be reborrowed thereunder are permanently reduced by the amount of such payment) or (iii) purchase and retire, or otherwise repay, in whole or in part the Company's 9-1/4% Senior Notes Due 2003 originally issued under an Indenture dated as of October 1, 1993. The amount of Net Available Proceeds not applied in accordance with the foregoing sentence shall constitute "Excess Proceeds." When the aggregate amount of outstanding Excess Proceeds from all Asset Sales exceeds $15,000,000 (the "Trigger Date"), the Company shall make a pro rata offer (an "Asset Sale Offer") to purchase, from all Holders and holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount (expressed as a multiple of $1,000) of Notes and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

                 (1) Not later than the 30th day following the Trigger Date, the Company shall (i) give a written notice to the Trustee at its Corporate Trust Office and to each Holder, as such Holder's name and address appear in the Security Register, in each case by first-class postage prepaid mail (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and any such Pari Passu Indebtedness, if any (subject to proration in the event the Payment Amount is less than the aggregate Offered Price (as hereinafter defined) of all Notes tendered), and (ii) to the extent required by any Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

                 (2) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the aggregate principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with Section 10.13(c). To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu

         Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 10.08 and the amount of Excess Proceeds shall be reset to zero.

                 (3) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis by the Trustee based on the aggregate principal amount of Notes so tendered. Upon completion of a Net Proceeds Offer and a Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

                 (4) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date.
         The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to the limitations described in the forgoing paragraph (3), (ii) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of Section 10.13(c), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have its Notes repurchased in accordance with Section 10.13(c).

                 (c) Holders electing to have Notes purchased will be required to surrender such Notes, with the section entitled "Election of Holders to Require Repurchase" on the reverse of the Notes completed, to the Trustee at the address specified in the notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Trustee receives, not later than three Business Days prior to the Net Proceeds Payment Date, a telegram or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which such election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Notes purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                 (d)      On the Net Proceeds Payment Date, the Company shall
(i) accept for payment any Note tendered pursuant to the Net Proceeds Offer,
(ii) deposit with the Trustee money sufficient to pay the repurchase price of any Note or portion thereof so tendered in an aggregate amount equal to the Payment Amount or such lesser amount and (iii) deliver to the Trustee an Officers' Certificate that states the aggregate principal amount of Notes accepted by the Company for payment. The

Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price therefor.

                 (e) Notwithstanding the foregoing, if any Note accepted for payment shall not be so paid pursuant to the provisions of this Section 10.13, then, from the Net Proceeds Payment Date until the principal of and interest on such Note is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate or rates prescribed therefor in the Notes.

                 (f) Upon surrender of a Note that is tendered in part, the Company shall issue and the Trustee shall authenticate a new Note equal in principal amount to the untendered portion of the Note surrendered.

                 (g) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an offer to purchase is made under the circumstances described in this Section 10.13.

                 SECTION 10.14. Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction if the lease obligations of the Company or any such Subsidiary created or incurred in connection with such Sale and Lease-Back Transaction constitute Capital Lease Obligations, unless the Company or such Subsidiary would have been permitted to enter into such transaction under (i) Section 10.09(a), (ii) clause (vi) of Section 10.10 (in the case of a Subsidiary) and
(iii) Section 10.15. Any Sale and Lease-Back Transaction that the Company or any Subsidiary enters into and does not result in the creation or incurrence of any Capital Lease Obligation of the Company or any Subsidiary, shall be deemed to constitute an Asset Sale.

                 SECTION 10.15. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist (collectively, "suffer to exist") any Lien on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the date hereof or hereafter acquired, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured, other than Permitted Liens.

                 SECTION 10.16. Certificate as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

                 For the purposes of this Section 10.16, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                 The Company shall deliver written notice to the Trustee five days after any executive officer of the Company has knowledge of the occurrence of any event which with the giving of notice or the lapse of time or both would become an Event of Default under subsection (3), (4), (5), (6), (7) or (8) of
Section 5.01.

                 SECTION 10.17. Insurance. The Company will at all times keep all its and the Subsidiaries' Properties which are of an insurable nature insured with insurers, reasonably believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                 SECTION 10.18. Changes to NN-1 Agreement of Limited Partnership. The Company shall not, and shall not permit any Subsidiary to, amend, modify or waive Section 5.1(c) of the Agreement of Limited Partnership of the NN-1 Limited Partnership.

                 SECTION 10.19. Certain Covenants Suspended. The covenants set forth in this Article X will be applicable to the Company, except that during any period of time that:

                 (i) the ratings assigned to the Notes by both S&P and Moody's (collectively, the "Rating Agencies") are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively (the "Investment Grade Ratings"); and

                 (ii) no Event of Default or Default has occurred and is continuing,

the Company and its Subsidiaries will not be subject to the provisions of
Section 10.08, Section 10.09 and Section 10.13 and clauses (3) and (4) of
Section 8.01 of this Indenture (collectively, the "Suspended Covenants").

                 In the event that the Company is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings, then the Company and its Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of Section 10.08 as if such Section had been in effect during the entire period of time from the date of this Indenture.

                                   ARTICLE XI

                                  Redemptions

                 SECTION 11.01. Notice to Trustee. The Company may at its option redeem Notes pursuant to paragraph 4 of the reverse of the Notes. In order to effect any such redemption, the Company shall notify the Trustee at least 45 days prior to the Redemption Date (unless a shorter period is acceptable to the Trustee) of the Redemption Date and the principal amount of Notes to be redeemed and it shall deliver to the Trustee an Officers' Certificate, a Board Resolution authorizing the redemption and an Opinion of Counsel with respect to the due authorization of such redemption and to the effect that such redemption is being made in accordance with this Indenture and the Notes.

                 SECTION 11.02. Selection of the Notes To Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select, subject to the remainder of this Section, the Notes to be redeemed by any manner that is acceptable to the Trustee. The Trustee shall make the selection not more than 60 days and not less than 30 days before each Redemption Date from Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption shall also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

                 SECTION 11.03. Notice of Redemption. At least 30 but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

                 The notice shall identify the Notes to be redeemed and shall state:

                          (1)     the Redemption Date;

                          (2) the Redemption Price and the amount of accrued interest to be paid;

                          (3)     the name and address of the Paying Agent;

                          (4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

                          (5) whether such redemption is made pursuant to the sinking fund provisions of Article XII;

                          (6) that, unless the Company defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the specified Redemption Date; and

                          (7) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                 SECTION 11.04. Effect of Notice of Redemption. Once notice of redemption is mailed, the Notes called for redemption become due and payable on the specified Redemption Date at the Redemption Price.

                 SECTION 11.05. Deposit of Redemption Price on Redemption. On or before each Redemption Date the Company shall deposit with the Paying Agent money (which shall be immediately available funds if deposited on the Redemption Date and which must be received by such Paying Agent prior to 10:00 a.m. New York City time) sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose.

                 SECTION 11.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the corporate seal of the Company to be hereunto affixed and attested, all as of the day and year first above written.


                                    NOBLE DRILLING CORPORATION



                                    By /s/ BYRON L. WELLIVER
                                       ----------------------------------------
                                    Name:  BYRON L. WELLIVER
                                    Title: SENIOR VICE PRESIDENT-FINANCE

[Corporate Seal]

Attest:


/s/ JULIE J. ROBERTSON
- ------------------------------------
Assistant-Secretary

                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Trustee



                                    By /s/ TERRY L. STEWART
                                       ----------------------------------------
                                    Name:  TERRY L. STEWART
                                    Title: ASSISTANT VICE PRESIDENT

STATE OF TEXAS          )
                        )
COUNTY OF DALLAS        )


          On the day of June 28, 1996, before me personally came to me known Byron L. Welliver, who, being by me duly sworn, did depose and say that he is Sr. VP-Finance of Noble Drilling Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                             /s/ MARILYN KITTELSON
                                    -------------------------------------------
                                                   Notary Public

                                    Qualified in
                                    Commission Expires

                                    MARILYN KITTELSON
[Seal]                              Notary Public, State of Texas
                                    My Commission Expires 8-3-96

STATE OF TEXAS          )
                        )
COUNTY OF HARRIS        )


          On the day of June 27, 1996, before me personally came to me known Terry L. Stewart, who, being by me duly sworn, did depose and say that he is Assistant Vice President of Texas Commerce Bank National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                 /s/ PAT WAGNER
                                    -------------------------------------------
                                                   Notary Public


                                    Qualified in
                                    Commission Expires


                                    PAT WAGNER
[Seal]                              Notary Public, State of Texas
                                    My Commission Expires March 22, 2000

                           NOBLE DRILLING CORPORATION
                                 SCHEDULE 1.01A
                   INDEBTEDNESS OUTSTANDING ON THE ISSUE DATE




                                               Interest       Interest       Amount           Amount          Amount
                                                Basis           Rate       Outstanding      Due Within      Available
Loan Description                                                                             One Year
                                                                              (000)           (000)           (000)
- ------------------------------------------    ----------    -----------    -----------    ------------    ------------
9-1/4% Senior Notes Due 2003                   9-1/4%          9.25%        $ 125,000             0               0
    Obligor: Noble Drilling Corporation

Wells Fargo Bank
  US Line of Credit                              (a)           5.75%                0             0         $22,500(2)
    Obligor: Noble Drilling Corporation

Transamerica                                    6.23%          6.23%            8,766        $5,844               0
    Obligor: Noble Drilling Services Inc.

Royal Bank of Canada:
  Canadian Line of Credit                    RB Prime+.75     8.95%                0             0           1,000(1)
    Obligor: Noble Drilling (Canada) Ltd.

U.S. Government - Guaranteed Ship               8.95%          8.95%            1,286           520               0
  Financial Sinking Fund Bonds
    Obligor: NN-1 Limited Partnership



(1)   Margined to 75% of receivables outstanding less than ninety days.
(2) Margined to 75% of Noble Drilling U.K. Ltd., Noble Drilling U.S. Inc., Noble Drilling (Mexico) Inc., Noble Drilling (West Africa) Ltd., Noble Drilling (West Africa) Inc., Noble Drilling de Venezuela, Noble Offshore Corporation, Noble International Ltd. receivables outstanding less than 90 days. Noble Drilling de Venezuela and Noble Drilling (West Africa) Ltd. receivables limited to US$ portion only.

(a) Greater of the prime rate as set by the Agent in Houston, Texas, and the sum of the Federal Funds rate and 0.5%.

Guarantees

None

Letters of Credit

1. Noble International Ltd. - Mexico: $1,360,100 performance bond in favor of Fianzas Monterrey Aetna.
2. Noble International Ltd. - Qatar: $1,690,630 performance bond in favor of QGPC.
3. Noble International Ltd. - Qatar: $2,082,231 performance bond in favor of QGPC.
4. Noble Drilling de Venezuela: $689,655 promissory note in favor of Banco Provincial.
5. Noble International Ltd. - Mexico: $1,600,000 bid bond in favor of Fianzas Monterrey Aetna.

                           NOBLE DRILLING CORPORATION
                                 SCHEDULE 1.01B
                      LIENS IN EXISTENCE ON THE ISSUE DATE



Liens in favor of Royal Bank of Canada
      Noble Drilling (Canada) Ltd. - U.S. $1,000,000 line of credit:

      Land and buildings in Nisku Industrial Park in Edmonton
      Assignment of accounts receivable of Noble Drilling (Canada) Ltd.

Liens in favor of United States Government:
      NN-1, jackup rig

                           NOBLE DRILLING CORPORATION
                                 SCHEDULE 10.11
        CERTAIN ENCUMBRANCES OR RESTRICTIONS CONTAINED IN ANY AGREEMENT
                  OR INSTRUMENT AND EXISTING ON THE ISSUE DATE



Limited Partnership Agreement dated as of January 16, 1992, between Noble Drilling Corporation and National Enerdrill Corporation relating to NN-1 Limited Partnership, a Texas limited partnership.